UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 12, 2012

GLOBAL AXCESS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-17874	88-0199674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 Belfort Parkway, Suite 165, Jacksonville, Florida		32256
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(904) 280-3950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 12, 2012, Global Axcess Corp., a Nevada corporation (the “Company”), and certain affiliates of the Company, entered into a Forbearance Agreement and Amendment (the “Forbearance Agreement”) relating to several existing credit facilities with Fifth Third Bank (“Fifth Third”). The Forbearance Agreement (dated and effective as of November 8, 2012) relates to facilities entered into in connection with:

1. That certain Loan and Security Agreement, as amended (the “Loan and Security Agreement”) and corresponding $5.0 million term note and $2.0 million inventory draw note that were entered into and issued by the Company to Fifth Third on June 18, 2010, and several draw loans that were extended to the Company in 2011 pursuant thereto. The Loan and Security Agreement was previously amended by the first amendment, entered into December 17, 2010, the second amendment entered into January 4, 2012, the third amendment entered into May 10, 2012, the fourth amendment entered into May 31, 2012, the fifth amendment entered into June 30, 2012 and the sixth amendment entered into August 13, 2012.

2. That certain 2011-A Loan and Security Agreement, as amended (the “A-Loan”), dated as of September 28, 2011 (providing a $960,000 draw loan facility) and related draw loans that were extended to the Company in 2011 pursuant thereto.

3. That certain 2011-B Loan and Security Agreement, as amended, (the “B-Loan”), dated as of November 23, 2011 (providing a $1.0 million draw loan facility) and related draw loans that were extended to the Company in 2011 pursuant thereto.

4. That certain 2011-C Loan and Security Agreement, as amended (the “C-Loan”, and, collectively with the Loan and Security Agreement, the A-Loan and the B-Loan, the “Loan Agreements”), dated as of December 29, 2011 (providing a $3.0 million draw loan facility) and related draw loans that were extended to the Company in 2011 pursuant thereto.

5. That certain Master Equipment Lease Agreement (the “Lease Agreement”), dated June 18, 2010, and certain related specified loans on various equipments schedules extended to the Company thereunder in 2011 and 2012.

The Forbearance Agreements operates as a forbearance by Fifth Third of its rights against the Company with respect to several existing defaults by the Company under the Loan Agreements and the Lease Agreements. Specifically, Fifth Third agreed not to exercise certain rights in respect to the existing defaults for a period commencing on the date of the Forbearance Agreement and ending on the date which is the earliest of (i) February 15, 2013, (ii) the occurrence or existence of any event of default, other than the existing defaults, or (iii) the occurrence of any Termination Event (as defined in the Forbearance Agreement).

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The Forbearance Agreement also operates as an omnibus amendment to certain terms contained in the Loan Agreements, in exchange for certain agreements and representations made by the Company.

Revolving Loans

Under the Forbearance Agreement, Fifth Third agrees to make certain loans available to the Company up to an aggregate principal amount of $1.0 million (which may be increased to $1.5 million at the sole discretion of Fifth Third) under the terms of a revolving note attached to the Forbearance Agreement as Exhibit A. Interest on these revolving loans will accrue at an annual rate of LIBOR + 12.0%. Proceeds under the revolving loans may only be used as specified in the Company’s approved budget (as discussed below) and the Company must pay a $30,000 closing fee associated with the loan.

Sale Covenants

The Forbearance Agreement also calls for the Company to deliver evidences, at certain pre-designated times of commitments, in form and substance acceptable to Fifth Third, related to a reorganization of the Company (referred to as “sale covenants”; detailed on Exhibit D attached to the Amendment), including: offering memoranda, letters of intent, definitive offers, and definitive purchase agreements. The Forbearance Agreement calls for the reorganization of the Company to be completed no later than February 15, 2013 (or such later date as the parties may agree).

Budget Covenants

The Forbearance Agreement also requires the Company to comply with certain cash flow and budget forecast covenants. Specifically, the Company must deliver cash flow forecasts and reconciliations (and explanations of material variances) to Fifth Third on a weekly basis. Pursuant to these covenants (an extension of the requirement put in place by the September 28, 2012 amendment to the Loan Agreements), the Company must also (i) generate cash receipts in an amount equal to at least ninety percent (90%) of the aggregate amount set forth in the weekly budget projections (with a reference period beginning on October 15, 2012), and (ii) make aggregate cash disbursements no greater than ten percent (10%) more than the amount set in the weekly budget projections (with a reference period beginning on September 10, 2012). Furthermore, any proceeds collected by the Company based on enumerated collateral (including proceeds from the equity raise described above), must only be used for the purposes specified in the Company’s provided budget.

Management Structuring

The Forbearance Agreement requires that, at all times when the Forbearance Agreement is active, the Company’s Chief Executive Officer shall be Kevin Reager (the Company’s current Chief Executive Officer), or such other person as may be agreed to by Fifth Third.

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The Forbearance Agreement also requires the Company to appoint a new Chief Restructuring Officer, who will be empowered to manage the day-to-day operations of the Company and facilitate the Company’s efforts to reorganize through consummation of a strategic transaction. To such end, the Chief Restructuring Officer will also be empowered to explore, negotiate, and execute, deliver and consummate (subject to approvals of the Company’s board of directors and shareholders, as required by law) any agreements related to such strategic transactions.

The Company has appointed Kevin L. Reager (its Chief Executive Officer) as its Chief Restructuring Officer pursuant to this requirement.

Outside Consultants

The Forbearance Agreement also requires the Company to continue to retain a specified consulting firm, who will monitor and report to Fifth Third on several aspects of the Company’s business and financial condition (an extension and reiteration of the requirement put in place by amendments of the Loan Agreements effective August 13, 2012 and September 28, 2012). The Company must also continue its engagement of a specified investment banker, to assist the Company in connection with such strategic alternatives as the investment banker, the consultant or the Company may propose which are acceptable to Fifth Third (also an extension and reiteration of the requirements put in place by the August 13, 2012 and September 28, 2012 amendments).

Additional Commitments

The following additional commitments were also made by the Company in connection with the Forbearance Agreement:

•	With respect to all covered obligations of the Company to Fifth Third, the Company must present term sheets (with investors or other lenders) for refinancing such obligations by October 31, 2012, binding commitments to such refinancing by November 30, 2012 and have closed such refinancing by December 31, 2012.

•	The Company must pay (by the end of the forbearance period or its earlier termination) the full amount of $250,000 in prior amendment fees due and payable to Fifth Third, which fees were incurred and earned (but have not yet been paid) in connection with amendments to the Loan Agreements and the Lease Agreement on August 13, 2012 and September 28, 2012.

•	The Company must deliver certain waivers of its landlords related to its leased locations.

•	The Company must provide requested information to Fifth Third on a specified piece of pending litigation involving the Company.

•	The Company is restricted, by the terms of the Amendment from making or paying certain distributions or dividends, advances, loans, redemptions, prepayments, management fees, or other specified payments or set-asides.

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Except as modified by the Forbearance Agreement, the terms of the Loan Agreements and the Lease Agreement (and each of the related equipment schedules), as amended, remain in full force and effect.

The foregoing description of the Forbearance Agreement, including all exhibits attached thereto, is qualified in its entirety by reference to the text of the Forbearance Agreement, a copy of which is attached to this Current Report on Form 8-K (this “Report”) as Exhibit 4.1.

Item 2.02 Results of Operations and Financial Condition.

On November 14, 2012, the Company announced its results of operations for the third quarter ended September 30, 2012. A copy of the related press release is being filed as Exhibit 99.1 to this Report and is incorporated herein by reference in its entirety. The earnings release contains non-GAAP financial measures. EBITDA has been presented in order to assist in the analysis of the operating profitability of the Company because the Company believes this form of measurement eliminates the effects of non-operating expenses and non-cash charges. Management reviews this form of measurement monthly.

The information in this in Item 2.02 and Exhibit 99.1 attached to this Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated herein by reference.

Item 2.06 Material Impairments.

On November 12, 2012, the Company conducted a supplemental impairment test of its goodwill in connection with the entry into the Forbearance Agreement (as more particularly described in Item 1.01 of this Report).

The Forbearance Agreement contains a condition requiring the Company to sell its ATM assets by February 2013. As a result of this condition, the Company determined that it cannot rely on the current estimated average high-end valuation of this asset, and, as such it was more appropriate to rely on the average metric valuation as the estimated valuation of the ATM assets. Therefore, according to generally accepted accounting principals, the Company will be recording a non-cash impairment charge to its goodwill of $3.2 million.

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On November 13, 2012, the Company appointed Kevin L. Reager (its Chief Executive Officer) as its Chief Restructuring Officer. This appointment has been made in connection with the requirements of the Forbearance Agreement described in Item 1.01 of this Report. As Chief Restructuring Officer, Mr. Reager will have day-to-day operational control of the Company and is empowered to facilitate the identification and execution of a strategic transaction for the Company (all as more fully described in Item 1.01 above).

Mr. Reager will receive no additional base compensation from the Company for his role as Chief Restructuring Officer. The terms of service by Mr. Reager as Chief Restructuring Officer are contained in an engagement letter (the “Engagement Letter”) between Mr. Reager and the Company, which is attached to this Report as Exhibit 10.1. The foregoing description of the Engagement Letter is qualified in its entirety by reference to the text of the Engagement Letter, a copy of which is attached to this Report as Exhibit 10.1.

In connection with his appointment as Chief Restructuring Officer of the Company, Mr. Reager and the Company also entered into a Transaction Incentive Bonus Agreement (the “Incentive Bonus Agreement”), as more fully described below.

(e) On November 14, 2012, the Company entered into the Incentive Bonus Agreement with Kevin L. Reager, the Company’s Chief Executive Officer and Chief Restructuring Officer, a copy of which is attached to this Report as Exhibit 10.2.

The Incentive Bonus Agreement calls for a bonus payment to be made to Mr. Reager in the event that the Company is successful in completing a strategic transaction of the Company prior to December 31, 2013. Specifically, if, during the term of the Incentive Bonus Agreement, there is (i) a sale of the Company, the Company shall pay to Mr. Reager a lump sum cash payment (defined in the Incentive Bonus Agreement as a “Sale Bonus”) equal to the greater of (A) Two Hundred Twenty Five Thousand Dollars ($225,000) or (B) one percent (1%) of the total consideration received by the Company (including without limitation any financing proceeds) in connection with such triggering event; or (ii) a recapitalization or restructuring, the Company shall pay to Mr. Reager a lump sum cash payment equal to One Hundred Thousand Dollars ($100,000) (defined in the Incentive Bonus Agreement as the “Recapitalization/Restructuring Bonus,” and together with the Sale Bonus, each a “Bonus”). The Bonus shall be payable to Mr. Reager within two (2) business days after the triggering event giving rise to such payment obligation.

The foregoing description of the Incentive Bonus Agreement is qualified in its entirety by reference to the text of the Incentive Bonus Agreement, a copy of which is attached to this Report as Exhibit 10.2.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Forbearance Agreement and Amendment, entered November 12, 2012, by and between Global Axcess Corp. (and affiliates) and Fifth Third Bank.

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10.1	Engagement Letter, dated November 13, 2012, by and between Global Axcess Corp. (and affiliates) and Kevin L. Reager.

10.2	Transaction Incentive Bonus Agreement, dated November 14, 2012, by and between Global Axcess Corp. (and affiliates) and Kevin L. Reager (Management compensation plan or arrangement).

99.1	Press Release, dated November 14, 2012, issued by Global Axcess Corp.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL AXCESS CORP.

Dated: November 14, 2012	By:	/s/ Kevin L. Reager
Name: Kevin L. Reager Title: Chief Executive Officer

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EXHIBIT INDEX

Exhibit	Description

4.1	Forbearance Agreement and Amendment, entered November 12, 2012, by and between Global Axcess Corp. (and affiliates) and Fifth Third Bank.

10.1	Engagement Letter, dated November 13, 2012, by and between Global Axcess Corp. (and affiliates) and Kevin L. Reager.

10.2	Transaction Incentive Bonus Agreement, dated November 14, 2012, by and between Global Axcess Corp. (and affiliates) and Kevin L. Reager (Management compensation plan or arrangement).

99.1	Press Release, dated November 14, 2012, issued by Global Axcess Corp.

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